Exhibit 99.1
Rapid7 Announces Third Quarter 2024 Financial Results

•Annualized recurring revenue (“ARR”) of $823 million, an increase of 6% year-over-year
•Total revenue of $215 million, up 8% year-over-year; Product subscriptions revenue of $206 million, up 8% year-over-year
•GAAP operating income of $14 million; non-GAAP operating income of $44 million
•Net cash provided by operating activities of $44 million; free cash flow of $39 million
Boston, MA – November 6, 2024 – Rapid7, Inc. (Nasdaq: RPD), a leader in extended risk and threat detection, today announced its financial results for the third quarter of 2024.
“Rapid7 continued to see positive momentum across key areas of our business in the third quarter, highlighted by growth in our threat detection and response business, and strong demand for our consolidated offerings, which resulted in revenue and operating income exceeding guided ranges. There are also a number of promising indicators on the horizon, including a stronger sales pipeline and early positive traction from our newly launched Command platform,” said Corey Thomas, Chairman and CEO of Rapid7.
“We continue to thoughtfully invest to bring our customers the most relevant security solutions, and I am confident that Rapid7 is well positioned to continue driving profitable growth over time.”
Third Quarter 2024 Financial Results and Other Metrics

	Three Months Ended September 30,
	2024	2023	% Change
	(dollars in thousands, except for customer data)
Annualized recurring revenue	$823,104	$776,760	6%
Number of customers	11,619	11,412	2%
ARR per customer	$70.8	$68.1	4%
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	Three Months Ended September 30,
	2024	2023	% Change
	(in thousands, except per share data)
Product subscriptions revenue	$205,593	$189,876	8%
Professional services revenue	9,061	8,967	1%
Total revenue	$214,654	$198,843	8%

North America revenue	$163,730	$155,190	6%
Rest of world revenue	50,924	43,653	17%
Total revenue	$214,654	$198,843	8%

GAAP gross profit	$151,637	$141,013
GAAP gross margin	71%	71%
Non-GAAP gross profit	$159,048	$148,315
Non-GAAP gross margin	74%	75%

GAAP income (loss) from operations	$13,961	$(16,041)
GAAP operating margin	7%	(8)%
Non-GAAP income from operations	$43,952	$36,773
Non-GAAP operating margin	20%	18%

GAAP net income (loss)	$16,554	$(76,611)
GAAP net income (loss) per share, basic	$0.26	$(1.25)
GAAP net income (loss) per share, diluted	$0.22	$(1.25)
Non-GAAP net income	$47,762	$33,984
Non-GAAP net income per share:
Basic	$0.76	$0.56
Diluted	$0.66	$0.50

Adjusted EBITDA	$50,083	$42,925

Net cash provided by operating activities	$43,969	$3,665
Free cash flow	$38,502	$(582)
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables included in this press release.
Recent Business Highlights

•In September, Rapid7 announced the addition of third-party detections for defense in-depth with Managed Threat Complete (“MTC”), Rapid7's Managed Detection and Response (“MDR”) solution. Rapid7’s global service now includes coverage for CrowdStrike Falcon, SentinelOne Singularity Endpoint, and Microsoft Defender for Endpoint.
•In September, Rapid7 announced the availability of Vector Command, a fully-managed offensive security service. Vector Command combines the external attack surface assessment capabilities of Rapid7’s recently launched Command Platform with continuous Red Teaming services by its internal experts to help customers identify and validate IT security posture weaknesses from an attacker’s perspective.
•In September, Rapid7 was positioned as a leader in the IDC MarketScape: Worldwide SIEM for SMB as well as the IDC MarketScape: Worldwide SIEM for Enterprise 2024 Vendor Assessments. Rapid7’s next-generation SIEM solution is purpose-built for modern threat detection and incident response (“TDIR”) and provides a robust library of detections
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spanning multiple attack vectors, AI-charged behavioral detections, known attacker indicators, and emergent threat coverage.
•In August, Rapid7 released a new Ransomware Radar Report, providing a fresh perspective on the global ransomware threat by analyzing, comparing, and contrasting attacker activity and techniques over an 18-month period.
•In August, Rapid7 launched the Command Platform, a unified attack defense and response platform that provides better visibility across the attack surface. The first two solutions on the Command Platform are Exposure Command, which helps organizations detect and prioritize exposures from endpoint to cloud, and Surface Command, for discovery and deep visibility into the assets across customers’ internal and external attack surface.
Fourth Quarter and Full-Year 2024 Guidance

Rapid7 anticipates annualized recurring revenue, revenue, non-GAAP income from operations, non-GAAP net income per share and free cash flow to be in the following ranges:

	Fourth Quarter 2024			Full-Year 2024
	(in millions, except per share data)
Annualized recurring revenue				$835	to	$845
Year-over-year growth				4%	to	5%
Revenue	$211	to	$213	$839	to	$841
Year-over-year growth	3%	to	4%	8%
Non-GAAP income from operations	$33	to	$35	$157	to	$159
Non-GAAP net income per share	$0.48	to	$0.51	$2.28	to	$2.31
Weighted average shares outstanding	75.7			74.7
Free cash flow				$145	to	$155
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Guidance for the fourth quarter and full-year 2024 does not include any potential impact of foreign exchange gains or losses. The guidance provided above is based on a number of assumptions, estimates and expectations as of the date of this press release and, while presented with numerical specificity, this guidance is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Rapid7's control and are based upon specific assumptions with respect to future business decisions or economic conditions, some of which may change. Rapid7 undertakes no obligation to update guidance after this date.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs, and certain other items. Rapid7 has provided a reconciliation of each non-GAAP guidance measure to the most comparable GAAP measures in the financial statement tables included in this press release. The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty.
Conference Call and Webcast Information
Rapid7 will host a conference call today, November 6, 2024, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 888-330-2384 (domestic) or +1 240-789-2701 (international) with the event code 8484206. The call will also be available live via webcast on Rapid7's website at https://investors.rapid7.com. A webcast replay of the conference call will be available at https://investors.rapid7.com.
About Rapid7
Rapid7 (Nasdaq: RPD) is on a mission to create a safer digital world by making cybersecurity simpler and more accessible. We empower security professionals to manage a modern attack surface through our best-in-class technology, leading-edge research, and broad, strategic expertise. Rapid7’s comprehensive security solutions help more than 11,000 global customers unite cloud risk management and threat detection to reduce attack surfaces and eliminate threats with speed and precision. For more information, visit our website, check out our blog, or follow us on LinkedIn or Twitter.
Non-GAAP Financial Measures and Other Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we provide investors with certain non-GAAP financial measures and
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other metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.
Non-GAAP Financial Measures
We disclose the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, adjusted EBITDA and free cash flow. We also disclose non-GAAP gross margin and non-GAAP operating margin derived from these financial measures.
We define non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share as the respective GAAP balances excluding the effect of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt issuance costs and certain other items such as acquisition-related expenses, impairment of long-lived assets, change in the fair value of derivative assets, restructuring expense and discrete tax items. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income divided by the weighted average shares used to compute net income per share, with the number of weighted average shares decreased, when applicable, to reflect the anti-dilutive impact of the capped call transactions entered into in connection with our convertible senior notes.
We believe these non-GAAP financial measures are useful to investors in assessing our operating performance due to the following factors:
Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
Acquisition-related expenses. We exclude acquisition-related expenses as costs that are unrelated to the current operations and are neither comparable to the prior period nor predictive of future results.
Amortization of debt issuance costs. The expense for the amortization of debt issuance costs related to our convertible senior notes and revolving credit facility is a non-cash item, and we believe the exclusion of this interest expense provides a more useful comparison of our operational performance in different periods.
Induced conversion expense. In conjunction with the third quarter of 2023 partial repurchase of our 2025 Notes, we incurred a non-cash induced conversion expense of $53.9 million. We exclude induced conversion expense because this amount is not indicative of the performance of, or trends in, our business and neither is comparable to the prior period nor predictive of future results.
Change in fair value of derivative assets. The change in fair value of derivative assets related to our capped calls settlement is a non-cash item and we believe the exclusion of this other income (expense) provides a more useful comparison of our operational performance in different periods.
Impairment of long-lived assets. Impairment of long-lived assets consists of impairment charges allocated to the carrying amount of certain operating right-of-use assets and the associated leasehold improvements when the carrying amounts exceed their respective fair values and we believe the exclusion of the impairment charges provides a more useful comparison of our operational performance in different periods.
Restructuring expense. We exclude non-ordinary course restructuring expenses related to our restructuring plan we announced in August 2023, which was concluded in the three months ended March 31, 2024, because we do not believe these charges are indicative of our core operating performance and we believe the exclusion of the restructuring expenses provides a more useful comparison of our performance in different periods.
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Discrete tax items. We exclude certain discrete tax items such as income tax expenses or benefits that are not related to ongoing business operations in the current year and adjustments to uncertain tax position reserves as these charges are not indicative of our ongoing operating results, and they are not considered when we are forecasting our future results.
Anti-dilutive impact of capped call transaction. Our capped calls transactions are intended to offset potential dilution from the conversion features in our convertible senior notes. Although we cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, we do reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income (loss) per diluted share, when applicable, to provide investors with useful information in evaluating our financial performance on a per share basis.
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP measure that we define as net income (loss) before (1) interest income, (2) interest expense, (3) other (income) expense, net, (4) provision for income taxes, (5) depreciation expense, (6) amortization of intangible assets, (7) stock-based compensation expense, (8) acquisition-related expenses, (9) impairment of long-lived assets and (10) restructuring expense. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.
Free Cash Flow. Free cash flow is a non-GAAP measure that we define as cash provided by operating activities less purchases of property and equipment and capitalization of internal-use software costs. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures.
Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact upon our reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees.
Other Metrics
Annualized Recurring Revenue (“ARR”). ARR is defined as the annual value of all recurring revenue related contracts in place at the end of the period. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to be combined with or replace these items. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and renewal rates, and does not include revenue reported as professional services revenue in our consolidated statement of operations.
Number of Customers. We define a customer as any entity that has an active Rapid7 recurring revenue contract as of the specified measurement date, excluding InsightOps and Logentries only customers with a contract value less than $2,400 per year.
ARR per Customer. We define ARR per customer as ARR divided by the number of customers at the end of the period.
Cautionary Language Concerning Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the statements regarding our financial guidance for the fourth quarter and full-year 2024 and the assumptions underlying such guidance. Our use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. The events described in our forward-looking statements are subject to a number of risks and uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. Risks that could cause or contribute to such differences include, but are not limited to, growing macroeconomic uncertainty, unstable market and economic conditions, fluctuations in our quarterly results, our ability to successfully grow our sales of our cloud-based solutions, including through the shift to a consolidated platform sales approach, effectiveness of our restructuring plan, failure to meet our publicly announced guidance or other expectations about our business, our ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, renewal of our customer's subscriptions, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our sales cycles, our ability to integrate acquired companies, actions by activist stockholders, exposure to greater than anticipated tax liabilities, and our ability to operate in compliance with applicable laws as well as other risks and uncertainties that could affect our business and results described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K filed with the SEC on February 26, 2024, particularly in the section entitled "Item 1.A Risk Factors," and in the subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not
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possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those expressed in any forward-looking statements we may make. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###
Investor contact:
Elizabeth Chwalk
Senior Director, Investor Relations
investors@rapid7.com
(617) 865-4277

Press contact:
Alice Randall
Director, Global Corporate Communications
press@rapid7.com
(214) 693-4727

rapid7.com

RAPID7, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$222,571	$213,629
Short-term investments	221,122	169,544
Accounts receivable, net	141,891	164,862
Deferred contract acquisition and fulfillment costs, current portion	49,710	45,008
Prepaid expenses and other current assets	37,328	41,407
Total current assets	672,622	634,450
Long-term investments	60,382	56,171
Property and equipment, net	33,936	39,642
Operating lease right-of-use assets	50,756	54,693
Deferred contract acquisition and fulfillment costs, non-current portion	72,392	76,601
Goodwill	575,165	536,351
Intangible assets, net	90,748	94,546
Other assets	18,530	12,894
Total assets	$1,574,531	$1,505,348
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,005	$15,812
Accrued expenses and other current liabilities	82,319	85,025
Convertible senior notes, current portion, net	45,816	—
Operating lease liabilities, current portion	15,849	13,452
Deferred revenue, current portion	423,640	455,503
Total current liabilities	573,629	569,792
Convertible senior notes, non-current portion, net	887,362	929,996
Operating lease liabilities, non-current portion	72,555	81,130
Deferred revenue, non-current portion	28,239	32,577
Other long-term liabilities	19,050	10,032
Total liabilities	1,580,835	1,623,527
Stockholders’ deficit:
Common stock	632	617
Treasury stock	(4,765)	(4,765)
Additional paid-in-capital	978,898	894,630
Accumulated other comprehensive income	1,929	1,344
Accumulated deficit	(982,998)	(1,010,005)
Total stockholders’ deficit	(6,304)	(118,179)
Total liabilities and stockholders’ deficit	$1,574,531	$1,505,348

RAPID7, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product subscriptions	$205,593	$189,876	$602,578	$545,349
Professional services	9,061	8,967	25,168	27,090
Total revenue	214,654	198,843	627,746	572,439
Cost of revenue:
Product subscriptions	56,653	51,261	166,290	150,597
Professional services	6,364	6,569	18,478	21,396
Total cost of revenue	63,017	57,830	184,768	171,993
Total gross profit	151,637	141,013	442,978	400,446
Operating expenses:
Research and development	44,565	39,940	125,611	137,048
Sales and marketing	74,521	75,699	225,121	239,322
General and administrative	18,590	17,866	60,837	64,961
Impairment of long-lived assets	—	3,553	—	30,784
Restructuring	—	19,996	—	19,996
Total operating expenses	137,676	157,054	411,569	492,111
Income (loss) from operations	13,961	(16,041)	31,409	(91,665)
Other income (expense), net:
Interest income	5,571	2,545	15,512	6,000
Interest expense	(2,837)	(56,515)	(8,180)	(62,005)
Other income (expense), net	2,811	(4,518)	681	(18,093)
Income (loss) before income taxes	19,506	(74,529)	39,422	(165,763)
Provision for income taxes	2,952	2,082	12,415	3,545
Net income (loss)	$16,554	$(76,611)	$27,007	$(169,308)
Net income (loss) per share, basic	$0.26	$(1.25)	$0.43	$(2.80)
Net income (loss) per share, diluted	$0.22	$(1.25)	$0.36	$(2.80)
Weighted-average common shares outstanding, basic	62,898,078	61,065,157	62,389,482	60,506,082
Weighted-average common shares outstanding, diluted	74,537,085	61,065,157	74,225,110	60,506,082

RAPID7, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$16,554	$(76,611)	$27,007	$(169,308)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	11,238	11,649	33,457	34,528
Amortization of debt issuance costs	1,217	1,041	3,325	3,061
Stock-based compensation expense	24,594	23,768	76,896	84,836
Impairment of long-lived assets	—	3,553	—	30,784
Change in fair value of derivatives	—	2,851	—	15,511
Induced conversion expense	—	53,889	—	53,889
Deferred income taxes	—	—	1,840	—
Other	(3,182)	1,203	(4,534)	5,626
Change in operating assets and liabilities:
Accounts receivable	2,442	(2,682)	22,432	12,428
Deferred contract acquisition and fulfillment costs	1,471	(3,525)	(493)	(9,488)
Prepaid expenses and other assets	5,632	4,033	6,062	5,433
Accounts payable	(7,429)	27	(10,450)	(1,255)
Accrued expenses	978	(6,000)	(17,413)	(17,968)
Deferred revenue	(13,766)	(8,150)	(37,112)	(6,367)
Other liabilities	4,220	(1,381)	6,880	(898)
Net cash provided by operating activities	43,969	3,665	107,897	40,812
Cash flows from investing activities:
Business acquisition, net of cash acquired	(37,198)	—	(37,198)	(34,841)
Purchases of property and equipment	(1,342)	(295)	(2,242)	(3,999)
Capitalization of internal-use software costs	(4,125)	(3,952)	(10,414)	(13,033)
Purchases of investments	(84,528)	(113,756)	(242,494)	(194,013)
Sales/maturities of investments	62,500	35,000	192,500	100,700
Other investing activities	—	—	360	—
Net cash used in investing activities	(64,693)	(83,003)	(99,488)	(145,186)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $7,200	—	292,800	—	292,800
Purchase of capped calls related to convertible senior notes	—	(36,570)	—	(36,570)
Payments for repurchase of convertible senior notes	—	(199,998)	—	(199,998)
Payments related to business acquisitions	—	—	—	(2,250)
Proceeds from capped call settlement	—	17,518	—	17,518
Taxes paid related to net share settlement of equity awards	(794)	(1,421)	(3,883)	(4,012)
Proceeds from employee stock purchase plan	4,200	5,149	9,246	11,323
Proceeds from stock option exercises	32	302	1,436	2,984
Net cash provided by financing activities	3,438	77,780	6,799	81,795
Effects of exchange rates on cash, cash equivalents and restricted cash	2,846	(1,673)	770	(2,010)
Net (decrease) increase in cash, cash equivalents and restricted cash	(14,440)	(3,231)	15,978	(24,589)
Cash, cash equivalents and restricted cash, beginning of period	244,548	186,446	214,130	207,804
Cash, cash equivalents and restricted cash, end of period	$230,108	$183,215	$230,108	$183,215

Supplemental cash flow information:
Cash paid for interest on convertible senior notes	$2,625	$750	$5,840	$1,165
Cash paid for income taxes, net of refunds	$1,568	$(56)	$7,073	$4,087
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$222,571	$182,727	$222,571	$182,727
Restricted cash included in other assets and prepaid expenses and other current assets	7,537	488	7,537	488
Total cash, cash equivalents and restricted cash	$230,108	$183,215	$230,108	$183,215

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP gross profit	$151,637	$141,013	$442,978	$400,446
Add: Stock-based compensation expense[1]	3,001	2,527	8,707	8,348
Add: Amortization of acquired intangible assets[2]	4,410	4,775	12,739	13,993
Non-GAAP gross profit	$159,048	$148,315	$464,424	$422,787
Non-GAAP gross margin	74.1%	74.6%	74.0%	73.9%

GAAP gross profit - Product subscriptions	$148,940	$138,615	$436,288	$394,752
Add: Stock-based compensation expense	2,564	1,940	7,460	6,332
Add: Amortization of acquired intangible assets	4,410	4,775	12,739	13,993
Non-GAAP gross profit - Product subscriptions	$155,914	$145,330	$456,487	$415,077
Non-GAAP gross margin - Product subscriptions	75.8%	76.5%	75.8%	76.1%

GAAP gross profit - Professional services	$2,697	$2,398	$6,690	$5,694
Add: Stock-based compensation expense	437	587	1,247	2,016
Non-GAAP gross profit - Professional services	$3,134	$2,985	$7,937	$7,710
Non-GAAP gross margin - Professional services	34.6%	33.3%	31.5%	28.5%

GAAP income (loss) from operations	$13,961	$(16,041)	$31,409	$(91,665)
Add: Stock-based compensation expense[1]	24,594	23,768	76,896	84,836
Add: Amortization of acquired intangible assets[2]	5,107	5,497	14,830	16,409
Add: Acquisition-related expenses[3]	290	—	568	363
Add: Restructuring expense[4]	—	19,996	(190)	19,996
Add: Impairment of long-lived assets	—	3,553	—	30,784
Non-GAAP income from operations	$43,952	$36,773	$123,513	$60,723

GAAP net income (loss)	$16,554	$(76,611)	$27,007	$(169,308)
Add: Stock-based compensation expense[1]	24,594	23,768	76,896	84,836
Add: Amortization of acquired intangible assets[2]	5,107	5,497	14,830	16,409
Add: Acquisition-related expenses[3]	290	—	568	363
Add: Amortization of debt issuance costs	1,217	1,041	3,325	3,061
Add: Induced conversion expense	—	53,889	—	53,889
Add: Restructuring expense[4]	—	19,996	(190)	19,996
Add: Discrete tax items[5]	—	—	6,360	—
Add: Change in fair value of derivative assets	—	2,851	—	15,511
Add: Impairment of long-lived assets	—	3,553	—	30,784
Non-GAAP net income	$47,762	$33,984	$128,796	$55,541
Add: Interest expense of convertible senior notes[6]	1,571	604	4,714	1,354
Numerator for non-GAAP earnings per share calculation	$49,333	$34,588	$133,510	$56,895

Weighted average shares used in GAAP earnings per share calculation, basic	62,898,078	61,065,157	62,389,482	60,506,082
Dilutive effect of convertible senior notes[6]	11,183,611	6,960,346	11,183,611	6,960,346

Dilutive effect of employee equity incentive plans[7]	455,396	873,718	652,017	1,919,771
Weighted average shares used in non-GAAP earnings per share calculation, diluted	74,537,085	68,899,221	74,225,110	69,386,199

Non-GAAP net income per share:
Basic	$0.76	$0.56	$2.06	$0.92
Diluted	$0.66	$0.50	$1.80	$0.82

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$3,001	$2,527	$8,707	$8,348
Research and development	9,535	8,436	25,698	30,575
Sales and marketing	6,823	7,106	21,182	23,087
General and administrative	5,235	5,699	21,309	22,826

[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$4,410	$4,775	$12,739	$13,993
Sales and marketing	652	652	1,956	1,956
General and administrative	45	70	135	460

[3] Includes acquisition-related expenses as follows:
General and administrative	$290	$—	$568	$363

[4] For the nine months ended September 30, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

[5] Includes discrete tax items as follows:
Provision for income taxes	$—	$—	$6,360	$—

6 We use the if-converted method to compute diluted earnings per share with respect to our Notes. There was no add-back of interest expense or additional dilutive shares related to the Notes where the effect was anti-dilutive. On an if-converted basis, for the three and nine months ended September 30, 2024 and 2023, the 2025 Notes, the 2027 Notes and the 2029 Notes were dilutive.

7 We use the treasury method to compute the dilutive effect of employee equity incentive plan awards.

RAPID7, INC.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income (loss)	$16,554	$(76,611)	$27,007	$(169,308)
Interest income	(5,571)	(2,545)	(15,512)	(6,000)
Interest expense	2,837	56,515	8,180	62,005
Other (income) expense, net	(2,811)	4,518	(681)	18,093
Provision for income taxes	2,952	2,082	12,415	3,545
Depreciation expense	2,718	3,343	8,401	10,929
Amortization of intangible assets	8,520	8,306	25,056	23,599
Stock-based compensation expense	24,594	23,768	76,896	84,836
Acquisition-related expenses(1)	290	—	568	363
Impairment of long-lived assets	—	3,553	—	30,784
Restructuring expense(2)	—	19,996	(190)	19,996
Adjusted EBITDA	$50,083	$42,925	$142,140	$78,842

(1) For the three and nine months ended September 30, 2024, acquisition-related expenses included $0.2 million of accretion expense related to contingent consideration recorded in connection with our July 2024 acquisition of Noetic.

(2) For the nine months ended September 30, 2024, restructuring expense was recorded within general and administrative expense in our condensed consolidated statement of operations.

RAPID7, INC.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$43,969	$3,665	$107,897	$40,812
Less: Purchases of property and equipment	(1,342)	(295)	(2,242)	(3,999)
Less: Capitalized internal-use software costs	(4,125)	(3,952)	(10,414)	(13,033)
Free cash flow	$38,502	$(582)	$95,241	$23,780

Fourth Quarter and Full-Year 2024 Guidance
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)

	Fourth Quarter 2024			Full-Year 2024
Reconciliation of GAAP income from operations to non-GAAP income from operations:
Anticipated GAAP income from operations	$1.0	to	$3.0	$32.1	to	$34.1
Add: Anticipated stock-based compensation expense	27.0	to	27.0	104.0	to	104.0
Add: Anticipated amortization of acquired intangible assets	5.0	to	5.0	20.0	to	20.0
Add: Anticipated acquisition-related expense	—	to	—	0.6	to	0.6
Add: Anticipated restructuring expense	—	to	—	(0.2)	to	(0.2)
Anticipated non-GAAP income from operations	$33.0	to	$35.0	$156.5	to	$158.5

Reconciliation of GAAP net income to non-GAAP net income:
Anticipated GAAP net income	$2.1	to	$4.1	$29.1	to	$31.1
Add: Anticipated stock-based compensation expense	27.0	to	27.0	104.0	to	104.0
Add: Anticipated amortization of acquired intangible assets	5.0	to	5.0	20.0	to	20.0
Add: Anticipated acquisition-related expense	—	to	—	0.6	to	0.6
Add: Anticipated amortization of debt issuance costs	1.0	to	1.0	4.0	to	4.0
Add: Anticipated restructuring expense	—	to	—	(0.2)	to	(0.2)
Add: Anticipated discrete tax items	—	to	—	6.4	to	6.4
Anticipated non-GAAP net income	$35.1	to	$37.1	$163.9	to	$165.9
Add: Anticipated interest expense on convertible senior notes	1.6	to	1.6	6.4	to	6.4
Numerator for non-GAAP earnings per share calculation	$36.7	to	$38.7	$170.3	to	$172.3

Anticipated GAAP net income per share, diluted	$0.03		$0.05	$0.39		$0.42
Anticipated non-GAAP net income per share, diluted	$0.48		$0.51	$2.28		$2.31

Weighted average shares used in earnings per share calculation, diluted	75.7			74.7
The reconciliation does not reflect any items that are unknown at this time, including, but not limited to, non-ordinary course litigation-related expenses, which we are not able to predict without unreasonable effort due to their inherent uncertainty. As a result, the estimates shown for Anticipated GAAP income from operations, Anticipated GAAP net income and Anticipated GAAP net income per share are expected to change.

	Full-Year 2024
Reconciliation of net cash provided by operating activities to free cash flow:
Anticipated net cash provided by operating activities	$164	to	$174
Less: Anticipated purchases of property and equipment	(5)	to	(5)
Less: Anticipated capitalized internal-use software costs	(14)	to	(14)
Anticipated free cash flow	$145	to	$155